Exhibit 20.5
Page 1 of 3

Navistar Financial 1995-A Owner Trust
For the Month of June 1996
Distribution Date of July 22, 1996

Original Pool Amount                  $424,879,281.80

Beginning Pool Balance                $278,499,952.42
Beginning Pool Factor                       0.6554802

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $9,977,888.25
  Interest Collected                    $2,497,156.42

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $670,876.11
Total Additional Deposits                 $670,876.11

Repos/Chargeoffs                          $367,941.93
Aggregate Number of Notes Charged Off              69

Total Available Funds                  $13,145,920.78

Ending Pool Balance                   $268,154,122.24
Ending Pool Factor                          0.6311301

Servicing Fee                             $232,083.29

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $16,782,184.22
  Target Percentage                              6.00%
  Target Balance                       $16,089,247.33
  Minimum Balance                       $8,922,464.92
  (Release)/Deposit                      $(692,936.89)
  Ending Balance                       $16,089,247.33

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                           2,456,773.11    1,608
    31-60 days                             693,343.68      443
    60+ days                               224,494.69      119

    Total                                3,374,611.48    1,617

  Balances:
    60+ days                             8,941,685.22      119

Memo Item - Reserve Account
  Prior Month                          $16,709,997.15
  + Invest. Income                          72,187.07
  - Transfer to Collections Account              0.00
    Beginning Balance                  $16,782,184.22

Exhibit 20.5
Page 2 of 3

Navistar Financial 1995-A Owner Trust
For the Month of June 1996

                                                                NOTES
                                        TOTAL          CLASS A-1      CLASS A-2        CERTIFICATES
Original
 Pool Amount Dist.:               $424,879,281.80   $80,000,000.00  $330,000,000.00   $14,879,281.80
 Distribution Percentages(1)                                 0.00%           96.50%            3.50%
 Coupon                                                     5.900%           6.550%           6.850%

Beginning Pool Balance            $278,499,952.42
Ending Pool Balance               $268,154,122.24
Collected Principal                 $9,977,888.25
Collected Interest                  $2,497,156.42
Charge-Offs                           $367,941.93
Liquidation Proceeds/Recoveries       $670,876.11
Servicing                             $232,083.29
Cash Transfer from Reserve Account          $0.00
  Total Collections Available
    for Debt Service               $12,913,837.49

Beginning Balance                 $278,499,952.42            $0.00  $264,032,479.06   $14,467,473.36

Interest Due                        $1,523,762.44            $0.00    $1,441,177.28       $82,585.16
Interest Paid                       $1,523,762.44            $0.00    $1,441,177.28       $82,585.16
Principal Due                      $10,345,830.18            $0.00    $9,983,726.12      $362,104.06
Principal Paid                     $10,345,830.18            $0.00    $9,983,726.12      $362,104.06

Ending Balance                    $268,154,122.24            $0.00  $254,048,752.94   $14,105,369.30
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                0.0000000000     0.7698447059     0.9479872410

Total Distributions                $11,869,592.62            $0.00   $11,424,903.40      $444,689.22

Interest Shortfall                          $0.00            $0.00            $0.00            $0.00
Principal Shortfall                         $0.00            $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)    $0.00            $0.00            $0.00            $0.00

Excess Servicing                    $1,044,244.87

Beginning Reserve Account Balance  $16,782,184.22        see also Memo Item on Page 1 regarding Reserve Account
(Release)/Draw                       $(692,936.89)
Ending Reserve Account Balance     $16,089,247.33


(1) The Noteholder's Percentage will be 100% for each Distribution Date occurring before the Distribution in June 1996, and generally 96.5% thereafter until all of the Notes have been paid in full. No principal distributions to Class A-2 until Class A-1 has been paid in full.

Exhibit 20.5
Page 3 of 3

Navistar Financial 1995-A Owner Trust
For the Month of June 1996

Trigger Events:   A) Loss Trigger
                  B) Delinquency Trigger

                                5                4               3                2                 1
                             Feb 1996         Mar 1996        Apr 1996         May 1996         June 1996

Beg. Pool Balance        $325,764,845.10  $316,103,678.67  $303,576,213.37  $290,265,907.89  $278,499,952.42

A) Loss Trigger:
Principal of Contracts
  Charged off                $576,381.41      $420,107.94      $725,984.84      $542,227.84      $367,941.93
Recoveries                   $164,473.54      $540,104.58      $260,314.07      $433,354.15      $670,876.11

Total Charged off
  (Months 5,4,3)           $1,722,474.19
Total Recoveries
  (Months 3,2,1)            1,364,544.33
Net Loss/(Recoveries)
  for 3 Mos.                 $357,929.86(a)

Total Balance
  (Months 5,4,3)         $945,444,737.14(b)

Loss Ratio [(a/b)(12)]           0.4543%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
   Balance delinquency
    60+ days                                                 $3,924,248.09    $1,526,379.06  $8,941,685.22
   As % of Beginning
    Pool Balance                                                  1.29267%         0.52586%       3.21066%
   Three Month Average                                            1.18240%         0.99912%       1.67640%

Trigger:
  Is Average> 2.0%                   No

  Navistar Financial Corporation



by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer